Exhibit 99.1

Care.com Announces Fourth Quarter and Full Year 2015 Financial Results

Achieves Record Fourth Quarter Profitability

Waltham, MA - February 23, 2016 - Care.com, Inc. (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the fourth quarter and full year ended December 26, 2015.

“In Q4, we achieved GAAP net income for the first time in the company’s history,” said Sheila Lirio Marcelo, Founder, Chairwoman, and CEO of Care.com. “On an Adjusted EBITDA basis, we achieved a 10 percentage point improvement as a percent of revenue versus Q4 2014, driven primarily by a seven percentage point improvement in sales and marketing.  For the year, we achieved a 14 percentage point improvement in sales and marketing spend as a percent of revenue.  At the same time, we grew revenue by 25% in 2015 and continued to invest in R&D, including developing our transactional consumer mobile platform and our enterprise on-demand, back-up care app now being used at one of the largest technology companies in the world.  We’re excited about our mobile product investments.  While we anticipate that it will take time for us to realize meaningful revenue from these investments, we expect they will position us well to capture a larger portion of our market opportunity for both our consumer and enterprise services in the future.”

Financial Results

•
Fourth quarter revenue increased 25% compared to the fourth quarter of 2014 to $37.6 million, excluding $3.0 million from discontinued operations. Full year revenue increased 25% compared to 2014 to $138.7 million, excluding $11.5 million from discontinued operations.

◦
Revenue attributable to the US Consumer Business totaled $31.1 million in the fourth quarter of 2015, a 25% increase from $25.0 million in the fourth quarter of 2014. For the year, revenue attributable to the US Consumer Business totaled $115.0 million, a 25% increase from $92.0 million in 2014.

◦
Revenue attributable to the Care@Work (formally WPS), International and B2B businesses totaled $6.5 million in the fourth quarter of 2015, an increase of 28% from the fourth quarter of 2014, or 35% on a constant currency basis. For the year, revenue attributable to the Care@Work, International and B2B businesses totaled $23.7 million, an increase of 27% from 2014, or 36% on a constant currency basis.

•
Income from continuing operations in the fourth quarter of 2015 was $3.7 million compared to a loss of $1.5 million in 2014, an improvement of $5.2 million. On a full year basis, loss from continuing operations in 2015 was $17.9 million compared to a loss of $37.6 million in 2014, an improvement of $19.7 million.

•
Loss from discontinued operations in the fourth quarter of 2015 was $2.1 million compared to $38.9 million in 2014. On a full year basis, loss from discontinued operations in 2015 was $17.1 million compared to a loss of $42.7 million in 2014.

•
GAAP EPS was $0.05 in the fourth quarter of 2015, based on 32.2 million weighted average basic shares outstanding. GAAP EPS was $(1.09) for the full year 2015, based on 32.0 million weighted average basic shares outstanding.

•
Adjusted EBITDA was income of $6.3 million in the fourth quarter of 2015 compared to $2.1 million in 2014, an improvement of $4.2 million. Full year 2015 adjusted EBITDA was a loss of $5.0 million compared to a loss of $21.1 million in 2014, an improvement of $16.1 million.

•
Non-GAAP EPS was $0.15 in the fourth quarter of 2015, excluding the impact of $(0.01) from discontinued operations, based on 32.2 million weighted average basic shares outstanding. For the full year, non-GAAP EPS was $(0.40) in 2015, excluding the impact of $(0.12) from discontinued operations, based on 32.0 million weighted average basic shares outstanding. Non-GAAP EPS excludes the impact of non-cash stock-based compensation, discontinued operations and non-recurring items, such as M&A expenses.

•	The Company ended the year with $61.2 million in cash and cash equivalents.

Business Highlights

•	Our total members grew 33% to 18.4 million at year-end 2015, compared to 13.8 million at year-end 2014.

•	Total families grew to 10.3 million at year-end 2015, an increase of 35% over last year, and total caregivers grew to 8.1 million at year-end 2015, an increase of 31% over last year.

•	End of year 2015 US Consumer Business end-of-period paying members grew to over 266,000, a 21% increase over last year.

Financial Expectations

	Q1 2016			Full Year 2016

Revenue	$37.5	-	$38.5	$155.0	-	$161.0

Adjusted EBITDA	$(1.0)	-	$—	$6.5	-	$10.5

Non-GAAP EPS	$(0.07)	-	$(0.04)	$0.05	-	$0.15

Figures in millions except for Non-GAAP EPS
Full year guidance includes the impact of a 53rd week
Q1 Non-GAAP EPS based on 33.1 million weighted average shares
Full year Non-GAAP EPS based 35.0 million on weighted average shares

Earnings Teleconference Information

The Company will discuss its fourth quarter and full year 2015 financial results during a teleconference today, February 23, 2016, at 4:30 PM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13629311. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID #13629311. The telephone replay will be available from 7:30 PM ET February 23 through 11:59 PM ET March 1, 2016. Additional investor information can be accessed at http://www.care.com

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 10.3 million families and 8.1 million caregivers* across 16 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 800,000 employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and household payroll and tax services provided by Care.com HomePay. Care.com builds employers customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. To connect families further, Care.com acquired community platforms Big Tent and Kinsights in 2013 and 2015, respectively. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and the San Francisco Bay area.

*As of December 2015

Cautionary Language Concerning Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated profitability of our business in 2016 on an adjusted EBITDA basis and the Company’s financial guidance for the first quarter of 2016 and full year 2016.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: adjusted EBITDA, non-GAAP net loss from continuing operations and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as net loss from continuing operations, plus: federal, state and franchise taxes, other expense (income), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments, such as impairment charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income (loss) as net loss from continuing operations, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net income (loss) divided by weighted basic shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)
	December 26, 2015	December 27, 2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$61,240	$71,881
Accounts receivable (net of allowance of $0.1 million for 2015)	3,107	2,530
Unbilled accounts receivable	3,595	3,541
Prepaid expenses and other current assets	2,599	4,936
Current assets of discontinued operations	439	3,172
Total current assets	70,980	86,060
Property and equipment, net	6,371	6,290
Intangible assets, net	3,389	7,065
Goodwill	58,631	60,635
Other non-current assets	3,098	3,072
Non-current assets of discontinued operations	9	9,982
Total assets	$142,478	$173,104

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,189	$4,323
Accrued expenses and other current liabilities	12,413	11,667
Current contingent acquisition consideration	—	2,845
Deferred revenue	13,435	11,472
Current liabilities of discontinued operations	17,883	11,919
Total current liabilities	46,920	42,226
Deferred tax liability	3,166	2,119
Other non-current liabilities	4,140	3,442
Non-current liabilities of discontinued operations	—	7,267
Total liabilities	54,226	55,054

Stockholders' equity
Common stock, $0.001 par value; 300,000 shares authorized; 32,276 and 31,615 shares issued and outstanding, respectively	32	32
Additional paid-in capital	283,669	277,583
Accumulated deficit	(194,854)	(159,859)
Accumulated other comprehensive (loss) income	(595)	294
Total stockholders' equity	$88,252	$118,050
Total liabilities and stockholders' equity	$142,478	$173,104

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Three Months Ended		Year Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
	(unaudited)

Revenue	$37,550	$29,999	$138,681	$110,712
Cost of revenue	6,321	5,869	26,117	23,464
Operating expenses:
Selling and marketing	13,726	13,311	73,521	73,799
Research and development	4,656	3,993	19,801	16,216
General and administrative	7,857	7,069	30,158	27,325
Depreciation and amortization	986	1,127	4,503	4,363
Total operating expenses	27,225	25,500	127,983	121,703
Operating loss	4,004	(1,370)	(15,419)	(34,455)
Other expense, net	(263)	(529)	(1,239)	(3,856)
Income (Loss) from continuing operations before income taxes	3,741	(1,899)	(16,658)	(38,311)
Provision for (benefit from) income taxes	58	(369)	1,221	(752)
Income (Loss) from continuing operations	3,683	(1,530)	(17,879)	(37,559)
Loss from discontinued operations, net of tax	(2,084)	(38,890)	(17,116)	(42,733)
Net income (loss)	1,599	(40,420)	(34,995)	(80,292)
Accretion of preferred stock	—	—	—	(4)
Net income (loss) attributable to common stockholders	$1,599	$(40,420)	$(34,995)	$(80,296)

Net income (loss) per share attributable to common stockholders (Basic):
Income (Loss) from continuing operations	$0.11	$(0.05)	$(0.56)	$(1.3)
Loss from discontinued operations	(0.06)	(1.23)	(0.53)	(1.47)
Net income (loss)	$0.05	$(1.28)	$(1.09)	$(2.77)

Net income (loss) per share attributable to common stockholders (Diluted):
Income (Loss) from continuing operations	$0.11	$(0.05)	$(0.56)	$(1.3)
Loss from discontinued operations	(0.06)	(1.23)	(0.53)	(1.47)
Net income (loss)	$0.05	$(1.28)	$(1.09)	$(2.77)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	32,191	31,507	32,001	28,941
Diluted	33,273	31,507	32,001	28,941

Care.com, Inc.
Consolidated Statement of Cash Flows	Year Ended
(in thousands)	December 26, 2015	December 27, 2014
	(unaudited)
Cash flows from operating activities
Net loss	$(34,995)	$(80,292)
Loss from discontinued operations, net of tax	(17,116)	(42,733)
Loss from continuing operations	(17,879)	(37,559)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	4,926	3,879
Depreciation and amortization	5,218	5,128
Deferred taxes	1,094	(893)
Contingent consideration expense	—	302
Change in fair value of contingent consideration payable in preferred stock	—	2,258
Change in fair value of stock warrants	—	606
Foreign currency remeasurement gain	1,275	—
Other non-operating expenses	(98)	(89)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(604)	(946)
Unbilled accounts receivable	(291)	(1,066)
Prepaid expenses and other current assets	2,076	(116)
Other non-current assets	(22)	353
Accounts payable	(588)	1,757
Accrued expenses and other current liabilities	1,864	2,087
Deferred revenue	2,280	3,242
Other non-current liabilities	909	880
Net cash provided by (used in) operating activities by continuing operations	160	(20,177)
Net cash used in operating activities by discontinued operations	(5,124)	(4,107)
Net cash used in operating activities	(4,964)	(24,284)

Cash flows from investing activities
Purchases of property and equipment	(4,396)	(3,038)
Payments for acquisitions, net of cash acquired	—	(489)
Cash withheld for purchase consideration	73	(73)
Net increase in other assets	—	(2,825)
Net cash used in investing activities by continuing operations	(4,323)	(6,425)
Net cash used in investing activities by discontinued operations	(2)	(22,844)
Net cash used in investing activities	(4,325)	(29,269)

Cash flows from financing activities
Proceeds from initial public offering net of offering costs	—	96,007
Proceeds from exercise of common stock options	777	787

Payments of contingent consideration previously established in purchase accounting	(1,840)	(2,209)
Net cash (used in) provided by financing activities	(1,063)	94,585

Effect of exchange rate changes on cash and cash equivalents	(289)	890
Net (decrease) increase in cash and cash equivalents	(10,641)	41,922
Cash and cash equivalents, beginning of the period	71,881	29,959
Cash and cash equivalents, end of the period	$61,240	$71,881

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
	(unaudited)

Net income (loss) from continuing operations	$3,683	$(1,530)	$(17,879)	$(37,559)

Federal, state and franchise taxes	109	(311)	1,411	(468)
Other expense, net	263	529	1,239	3,856
Depreciation and amortization	1,152	1,318	5,218	5,128

EBITDA	5,207	6	(10,011)	(29,043)

Stock-based compensation	1,204	826	4,926	3,879
Accretion of contingent consideration	—	—	—	302
Non-cash rent expense	—	550	—	948
Merger and acquisition related costs	(82)	709	53	2,644
IPO related costs	—	—	—	164

Adjusted EBITDA	$6,329	$2,091	$(5,032)	$(21,106)

Care.com, Inc.
Reconciliation of Non-GAAP Net Income (Loss)
	Three Months Ended		Year Ended
(in thousands, except per share data)	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
	(unaudited)

Net income (loss) from continuing operations	$3,683	$(1,530)	$(17,879)	$(37,559)

Stock-based compensation	1,204	826	4,926	3,879
Accretion of contingent consideration	—	—	—	302
Non-cash rent expense	—	550	—	948
Merger and acquisition related costs	(82)	709	53	2,644
IPO related costs	—	—	—	164
Preferred stock and warrant valuation adjustments	—	—	—	2,864
Non-GAAP net income (loss)	$4,805	$555	$(12,900)	$(26,758)

Non-GAAP net income (loss) per share:
Basic	$0.15	$0.02	$(0.40)	$(0.92)
Diluted	$0.14	$0.02	$(0.40)	$(0.92)

Weighted-average shares used to compute non-GAAP net income (loss) per share:
Basic	32,191	31,507	32,001	28,941
Diluted	33,273	32,290	32,001	28,941

Care.com, Inc.
Supplemental Data
(in thousands)
	Year Ended
	December 26, 2015	December 27, 2014
Total members*	18,377	13,788
Total families*	10,265	7,612
Total caregivers*	8,112	6,176

Paying members - US Consumer Business	266	222

* data is cumulative as of the end of the respective period

	Year Ended
	December 26, 2015	December 27, 2014
Monthly Average Revenue per Member
US Consumer Business	$39	$39